Exhibit 10.1

Bantek, Inc.

WRITTEN CONSENT BY THE BOARD OF DIRECTORS

The undersigned, being all the members of the Board of Directors of Bantek, Inc., a Delaware corporation (the “Corporation”), hereby consents to and takes the following actions:

RESOLVED, that Jeffrey L. Garon be and hereby is elected to serve as Chief Financial Officer, and Director of the Corporation to hold such offices in accordance with the By-Laws of the Corporation until his successor shall have been duly elected and qualified or until his early death, resignation or removal in accordance with the By-Laws of the Corporation; and

RESOLVED FURTHER, that the proper officers of the Corporation, or any of them, are hereby authorized and directed to execute all documents and take all other actions necessary or advisable in order to carry out and perform the purposes of the foregoing resolutions; and

RESOLVED FURTHER, that the execution by the officers, of any document authorized by the foregoing resolutions or any document executed in the accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Corporation; and

IN WITNESS WHEREOF, the undersigned members of the Corporation’s Board of Directors have executed this instrument as of the 5th day of January 2019.

/s/ Michael Bannon
Michael Bannon

/s/ Rodrigo Rangel
Rodrigo Rangel

/s/ Matthew Wiles
Matthew Wiles